UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):                February 22, 2007
AMERICAN AXLE & MANUFACTURING HOLDINGS, INC
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-14303	36-3161171

(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive, Detroit, Michigan	48211-1198

(Address of Principal Executive Offices)	(Zip Code)
(313) 758-2000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD
On February 22, 2007, American Axle & Manufacturing Holdings, Inc., (the “Company” or “AAM”) issued a press release announcing an offering of $300.0 million of 10-year senior unsecured notes due 2017.
A copy of the press release is furnished as Exhibit 99.1.
Item 8.01 Other Events
In connection with this offering, AAM provides the following information:
•	AAM’s initiative to transition its workforce to a lower cost structure:
•	AAM’s Supplemental New Hire Agreement with the UAW reduces AAM’s Fully Loaded Labor Cost per hour (FLLH) to $27/hour for new production associates.

•	AAM expects to eliminate approximately 300 salaried positions by the end of 2007.

•	The future structural cost benefit to AAM resulting from the special attrition program (SAP) and other attrition programs should exceed $100 million annually.
•	AAM’s new and incremental business backlog includes the following amounts which are not mutually exclusive:
•	Approximately $600 million for all-wheel-drive/rear-wheel drive (AWD/RWD) passenger cars and crossover vehicles.

•	Approximately $140 million for Asian OEMs and affiliated suppliers.

•	Approximately $300 million for programs outside of North America.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about our current expectations regarding AAM’s special attrition program and other restructuring activities and new business backlog, all of which are inherently uncertain and should be viewed with caution. Actual results and experience may differ materially due to many factors and risks that are described in the press release furnished as Exhibit 99.1 and discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q. It is not possible to foresee or identify all such factors and we assume no obligation to update any forward-looking statements or to disclose any subsequent facts, events or circumstances that may affect their accuracy.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description	Method of Furnishing

99.1	Press release dated February 22, 2007	Furnished with this Report

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.
Date: February 22, 2007	By:	/s/ Michael K. Simonte
Michael K. Simonte
Vice President — Finance & Chief Financial Officer (also in the capacity of Chief Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description	Page

Exhibit 99.1	Press Release dated February 22, 2007	5